Exhibit 5.1

David G. Peinsipp
+1 415 693 2177
dpeinsipp@cooley.com

December 2, 2021

WM Technology, Inc.
41 Discovery
Irvine, CA 92618

Ladies and Gentlemen:

We have acted as counsel to WM Technology, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”), covering the registration of the resale by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 1,938,798 shares of the Company’s Class A Common Stock (the “Shares”), par value $0.0001 per share (“Class A Common Stock”), consisting of (i) 1,244,258 shares of Class A Common Stock issued pursuant to that certain Asset Purchase Agreement, dated September 3, 2021 (the “Asset Purchase Agreement”), by and among MembersRSVP, LLC d/b/a Sprout (“Sprout”), Text Ripple, Inc. (“Text Ripple”), the Company, WM Loyalty, LLC, certain equityholders of Sprout and Text Ripple and Jaret Christopher, as sellers’ representative and (ii) 694,540 shares of Class A Common Stock issued pursuant to that certain Equity Interest Purchase Agreement, dated September 28, 2021 (the “Equity Interest Purchase Agreement” and together with the Asset Purchase Agreement, the “Purchase Agreements”), by and among Ghost Management Group, LLC, Transport Logistics Holding Company, LLC d/b/a Merry Go Jane (“TLHC”), certain securityholders of TLHC and Justin Morris, as sellers’ representative.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, the Purchase Agreements and the originals or copies certified to our satisfaction of such opinions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Cooley LLP   3 Embarcadero Center, 20th Floor, San Francisco, CA  94111-4004
t: (415) 693-2000  f: (415) 693-2222  cooley.com

WM Technology, Inc. December 2, 2021 Page Two

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

[signature page follows]

Cooley LLP   3 Embarcadero Center, 20th Floor, San Francisco, CA  94111-4004
t: (415) 693-2000  f: (415) 693-2222  cooley.com

WM Technology, Inc. December 2, 2021 Page Three

Very truly yours,

Cooley LLP

By:	/s/ David G. Peinsipp
David G. Peinsipp

Cooley LLP   3 Embarcadero Center, 20th Floor, San Francisco, CA  94111-4004
t: (415) 693-2000  f: (415) 693-2222  cooley.com